Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Despegar.com, Corp. of our report dated May 4, 2017 relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PRICE WATERHOUSE & CO. S.R.L.

by	/s/ Mariano Carlos Tomatis
Mariano Carlos Tomatis (Partner)

Buenos Aires, Argentina

September 7, 2017